Exhibit 14.2
                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Federated Equity Funds of our report for Federated Aggressive Growth Fund dated December 7, 2001 in the Combined Proxy Statement and Prospectus which constitutes part of this Registration Statement.

  /s/ Deloitte & Touche LLP

Boston, Massachusetts
January 23, 2002